SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 of 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 18, 2008

NMS Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State of Incorporation or Organization)

0-23282	04-2814586
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crossing Boulevard, Framingham, Massachusetts	01702
(Address of Principal Executive Offices)	(Zip Code)

(508) 271-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 18, 2008, NMS Communications Corporation (“NMS” or the “Company”) entered into a the following agreements:

•                  Voting and Standstill Agreement by and between NMS and Singer Children’s Management Trust.

•                  Voting and Standstill Agreement by and between NMS, Lloyd I. Miller Trust A4, Lloyd I. Miller Trust C and Milfam II LP. (the “Miller Stockholders”).

•                  Voting and Standstill Agreement by and between NMS and Sidus Investment Management LLC.

•                  Voting and Standstill Agreement by and between NMS, Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Technology Fund II, L.P. and Special Situations Technology Fund, L.P. (the “Special Situations Stockholders”).

In this Current Report on Form 8-K we refer to Singer Children’s Management Trust, the Miller Stockholders, Sidus Investment Management LLC and the Special Situations Stockholders as the “Stockholders.”  Also in this Current Report on Form 8-K we sometimes refer to all of the foregoing agreements as the “Standstill Agreements.”

On September 12, 2008, NMS entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Dialogic Corporation (“Dialogic”) to sell the NMS Communications Platforms business (the “Business”) to Dialogic.  Pursuant to the terms of the Purchase Agreement, Dialogic agreed to acquire certain assets and assume certain liabilities related to the Business as set forth in the Purchase Agreement (the sale of the Business and the other transactions contemplated by the Purchase Agreement are collectively referred to as the “Asset Sale”).

In connection with the Asset Sale, on or about October 20, 2008, NMS mailed a proxy statement dated as of October 20, 2008 (the “Proxy Statement”) to holders of NMS’s common stock, par value $0.01 per share (“Common Stock”), which sets forth, among other things, a proposal to adopt and approve the sale of the Business (such proposal and all other proposals set forth in the Proxy Statement are each a “Proposal” and are collectively the “Proposals”).

Pursuant to the terms of the Standstill Agreement, on or before December 10, 2008, NMS will increase the size of its Board of Directors (the “Board”) from five to eight members and appoint one designee of the Stockholders to the class of directors whose term shall expire at NMS’s 2009 Annual Meeting of Stockholders (the “2009 Stockholder Designee”) and one designee of the Stockholders to the class of directors whose term shall expire at NMS’s 2010 Annual Meeting of Stockholders (the “2010 Stockholder Designee”).  In addition, at NMS’s 2009 Annual Meeting of Stockholders, NMS has agreed to nominate the 2009 Stockholder Designee to the class of directors whose term shall expire at NMS’s 2012 Annual Meeting of Stockholders and the 2010 Stockholder Designee to the class of directors whose term shall expire at NMS’s 2010 Annual Meeting of Stockholders and to use its reasonable best efforts to elect each of these designees to the Board.  NMS has also agreed, upon the earlier to occur of January 1, 2009 or the closing of the Asset Sale, to appoint Joel Hughes as Chief Executive Officer of NMS and to the class of directors whose term shall expire at NMS’s 2011 Annual Meeting of Stockholders.

Pursuant to the terms of the Standstill Agreement, NMS accepted the resignations of Robert P. Schechter and Ronald White, each effective as of January 1, 2009.  As soon as practicable following the effectiveness of the resignations of Messrs. Schechter and White, NMS will reduce the size of its Board from eight to six members.  NMS shall also use commercially reasonable efforts to appoint to the Board prior to February 28, 2009, in addition to the appointments of the 2009 Stockholder Designee and the 2010 Stockholder Designee, one (1) individual (the “Additional Independent Director”) who is (x) “independent” under applicable securities laws and applicable stock exchange rules and regulations (or, if the Common Stock is not listed on a stock exchange, any rules or regulations of any market on which the Common Stock is listed or traded), (y) not an affiliate of any Stockholder and (z) recommended by the nominating committee of the Board.  One member of the Board, in addition to Messrs. Schechter and White, shall resign effective as of the later of January 1, 2009 and the appointment of the Additional Independent Director to the Board.

The Stockholders also each agreed to vote, and irrevocably grant NMS their proxy to vote, all of their respective shares of Common Stock beneficially owned by them and their respective affiliates in favor of the Proposals. In addition, during the period from November 18, 2008 through and including the date on which NMS holds its 2009 Annual Meeting of Stockholders (which date shall be no later than June 29, 2009) or, if the Asset Sale is not consummated by 11:59 pm (Boston time) on December 31, 2008, through and including the earlier of (i) 11:59 pm (Boston time) on December 31, 2008 or (ii) the date on which the Purchase Agreement is terminated in accordance with its terms  (the “Standstill Period”), each of the Stockholders and their respective affiliates, without the written consent of NMS, have agreed not to form, join or in any way participate in a “group” (as defined under the Securities Exchange Act of 1934, as amended), solicit written proxies or written consents in any contested election of directors to the Board or seek to advise or influence any person with respect to voting, holding or disposing of Common Stock; take or propose certain actions with respect to asset acquisitions, tender or exchange offers, mergers, business combinations, recapitalizations, restructurings, liquidations, dissolutions or other extraordinary transactions. In addition, each of the Stockholders have also agreed, among other things, not to engage in a proxy contest; seek to control or influence the management, the Board, or policies of the Company; and nominate any persons as a director of the Company (except as otherwise provided in the Standstill Agreement) or propose any matter to be voted on by stockholders of the Company.

Each Stockholder agreed that between November 18, 2008, and the earliest to occur of (i) 11:59 pm (Boston time) on the date on which the Proposals are approved by the stockholders of NMS, or (ii) the date on which the Purchase Agreement is terminated in accordance with its terms, or (iii) 11:59 pm (Boston time) on December 10, 2008 (the “Termination Date”), such Stockholder will not (i) directly or indirectly, sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of or limit its right to vote in any manner any of such Stockholder’s Common Stock, or agree to do any of the foregoing, or (ii) take any action which would have the effect of preventing or disabling such Stockholder from performing such Stockholder’s obligations under the Standstill Agreements.

Under the Standstill Agreements, the Company agreed to pay an aggregate of $10,000 as reimbursement for all of the Stockholders’ reasonable and documented out-of-pocket expenses incurred in connection with the negotiation of the Standstill Agreements.

Under the terms of the Standstill Agreement, the Company and the Stockholders, agreed to a mutual release of all claims in connection with the Asset Sale, the Proxy Statement and the Proposals.

The above summary of the Standstill Agreements does not purport to be complete and is qualified in its entirety by reference to each Standstill Agreement, copies of which have been filed as Exhibit 10.1 through Exhibit 10.4 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2008, NMS accepted the resignations of Robert P. Schechter and Ronald White from the Board, each effective as of January 1, 2009, in accordance with the Standstill Agreements described in Item 1.01 in this Current Report on Form 8-K. The information in Item 1.01 regarding the terms of the Standstill Agreements is incorporated by reference herein.

ITEM 9.01.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d) EXHIBITS.

Exhibit
Number	Title

10.1	Voting and Standstill Agreement, dated as of November 18, 2008, by and between NMS and Singer Children’s Management Trust.

10.2	Voting and Standstill Agreement, dated as of November 18, 2008, by and between NMS, Lloyd I. Miller Trust A4, Lloyd I. Miller Trust C and Milfam II LP.

10.3	Voting and Standstill Agreement, dated as of November 18, 2008, by and between NMS and Sidus Investment Management LLC.

10.4

Voting and Standstill Agreement, dated as of November 18, 2008, by and between NMS, Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Technology Fund II, L.P. and Special Situations Technology Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NMS COMMUNICATIONS CORPORATION
November 19, 2008	By:	/s/ ROBERT P. SCHECHTER
Name: Robert P. Schechter
Title: Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Voting and Standstill Agreement, dated as of November 18, 2008, by and between NMS and Singer Children’s Management Trust.*

10.2	Voting and Standstill Agreement, dated as of November 18, 2008, by and between NMS, Lloyd I. Miller Trust A4, Lloyd I. Miller Trust C and Milfam II LP.*

10.3	Voting and Standstill Agreement, dated as of November 18, 2008, by and between NMS and Sidus Investment Management LLC.*

10.4

Voting and Standstill Agreement, dated as of November 18, 2008, by and between NMS, Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Technology Fund II, L.P. and Special Situations Technology Fund, L.P.*

* Filed herewith